EXHIBIT 99.1

September 20 & 21, 2021

AMERICA'S
BEST
BANKS
2021
Newsweek
POWERED BY
LendingTree
FGB
FIRST GUARANTY BANK

FIRST GUARANTY BANCSHARES, INC.

The Janney Community Bank Conference

By the Numbers

As of 06.30.21 unless otherwise noted (unaudited)

TOTAL ASSETS	TOTAL DEPOSITS	TOTAL LOANS	LOCATIONS
$2.7 Billion	$2.4 Billion	$2.1 Billion	34

113th and counting consecutive dividends paid

As of 9.30.21

$3,117,000 cash dividends paid to common shareholders through Q2 2021

$1.15 Earnings per common share as of 6.30.21

NASDAQ:
FGBI & FGBIP

26%
Loan Growth
(6.30.20 - 6.30.21)

14%
Deposit Growth
(6.30.20 - 6.30.21)

$11,457,000
YTD 2021 Earnings

$6,434,000
2Q 2021 Earnings

Takeaways

- Anticipate continued strong loan growth
- Stay focused on managing non-interest expenses
- Anticipate earnings in 3rd quarter to exceed 2nd quarter and we expect this trend to continue
- Continue to decrease cost of funds
- More recognition and activity in the market

Forward-Looking Statements

This Presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and reflects management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results. The words "may," "should," "expect," "anticipate," "intend," "plan," "continue," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of factors and uncertainties, including, changes in general economic conditions, either nationally or in our market areas, that are worse than expected; the ongoing effects of the COVID-19 pandemic on First Guaranty's operations and financial performance; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; changes in our organization, compensation and benefit plans; changes in our financial condition or results of operations that reduce capital available to pay dividends; increases in our provision for loan losses and changes in the financial condition or future prospects of issuers of securities that we own, which could cause our actual results and experience to differ from the anticipated results and expectations, expressed in such forward-looking statements. We undertake no obligation to publicly update any forward looking statement, whether as a result of new information, future events or otherwise.